EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent auditors, we hereby consent to the incorporation of (a) our report dated February 10, 1999 included in The Genlyte Group Incorporated's (the "Company's") Annual Report to Stockholders for the year ended December 31, 1998 into the Company's Annual Report on Form 10-K for the year ended December 31, 1998 (the "Form 10-K") and (b) our reports dated February 10, 1999 included and incorporated into the Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (Registration No.'s: 33-30722 and 33-27190).


                                                    /s/ ARTHUR ANDERSEN LLP
                                                       -------------------------
                                                        ARTHUR ANDERSEN LLP


Louisville, Kentucky
March 26, 1999